SCHEDULE 14a INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                      (Amendment No.      )


Filed by Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                 STATE STREET BOSTON CORPORATION
        _________________________________________________
         (Name of Registrant as Specified in its Charter)


           ___________________________________________
            (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

     * Set forth the amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

Notes:
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                        IMPORTANT REMINDER
                  ANNUAL MEETING OF STOCKHOLDERS
                          APRIL 20, 1994



Dear Stockholder:

     Proxy material was recently mailed to you for the Annual Meeting of State Street Boston Corporation stockholders to be held on April 20, 1994. According to our records, your proxy for the meeting has not yet been received. If you have mailed your proxy, please accept our thanks and disregard this request.

     The notice of meeting and proxy statement which you received described the business to be conducted at the meeting. In addition to a proposal to elect directors, you were asked to approve the new 1994 Stock Option and Performance Unit Plan, which will replace the two existing plans, and to approve the performance goals under the Senior Executives Annual Incentive Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

                  YOUR VOTE IS IMPORTANT TO US

     Regardless of the number of shares you own, your vote is very important to the company. To insure that your shares are represented at the annual meeting of State Street Boston Corporation, we urge you to sign, date and return the enclosed proxy in the envelope provided.

     Thank you for your cooperation and support.

                              Sincerely yours,




                              Marshall N. Carter